EXHIBIT 10.4

BOND PLEDGE AGREEMENT

THIS BOND PLEDGE AGREEMENT (“Agreement”), dated as of October 30, 2009 is between DCI, Inc., a Kansas corporation (“Pledgor”), and UMB Bank, N.A., a national banking association (the “Bank”).

RECITALS:

A.           The City of Olathe, Kansas (the “Issuer”) issued an $820,000 aggregate maximum principal amount of Taxable Subordinate Industrial Revenue Bonds (DCI, Inc. Project) Series 2006D (the “Series 2006D Bond”), pursuant to that certain Trust Indenture dated as of September 1, 2006 (the “Indenture”), between the Issuer and UMB Bank, N.A., as Trustee.

B.           Pledgor purchased the Series 2006D Bond pursuant to a Bond Purchase Agreement dated August 30, 2006, among Pledgor, as borrower, Pledgor, as purchaser, and the Issuer.

C.           Concurrently herewith, the Bank is purchasing from Bank Midwest Issuer’s Tax Exempt Industrial Revenue Bonds (DCI, Inc. Project) Series 2006A in the outstanding principal amount of 3,333,997.52 (the “Series 2006A Bond”) issued pursuant to the Indenture from Bank Midwest.

D.           To induce Bank to purchase the Series 2006A Bond, Pledgor has agreed to pledge the Series 2006D Bond to Bank.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.           Security Interest.  To secure the payment and performance of Pledgor’s obligations of every type and description arising under or related to the Series 2006A Bond (all such liabilities and obligations being herein collectively referred to as the “Obligations”), Pledgor hereby grants, pledges, assigns, hypothecates, transfers and delivers to Bank all of its right, title and interest in and to the Series 2006D Bond and further grants Bank a security interest in the Series 2006D Bond.  To perfect this security interest, Pledgor agrees to deliver possession of the Series 2006D Bond to Bank.

2.           Representations, Warranties and Covenants.  Pledgor represents, warrants and covenants that:  (a) Pledgor will duly endorse, in blank, the Series 2006D Bond by signing on the Series 2006D Bond or signing a separate Bond Power or other document of assignment or transfer, if required by Bank, (b) Pledgor is the owner of the Series 2006D Bond free and clear of all liens, encumbrances, security interests and restrictions, (c) Pledgor will keep Series 2006D Bond free and clear of all liens, encumbrances and security interests, except those to Bank, and (d) Pledgor will not cause the Series 2006D Bond to be issued in book-entry form while the Series 2006D Bond is subject to this Agreement.

3.           Default and Remedies.  Each of the following occurrences shall constitute an event of default under this Agreement (herein called an “Event of Default”):  (i) Pledgor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand or shall default under any material agreement governing the Obligations with Bank and the expiration of any applicable cure periods without cure; (ii) an Event of Default (as defined therein) shall occur under the Indenture; (iii) either Elecsys Corporation, a Kansas corporation, or Pledgor shall voluntarily file or have involuntarily filed against it a petition under the United States Bankruptcy Code; or (iv) an Event of Default (as defined therein) shall have occurred and is continuing under the Lease Agreement dated as of September 1, 2006 (the “Lease Agreement”), between Pledgor, as lessee, and the Issuer, as lessor.

Upon the occurrence of an Event of Default, the Pledgor agrees, upon the request of Bank, to take all action necessary to transfer ownership of the Series 2006D Bond to Bank without waiving any rights the Pledgor may have under the Uniform Commercial Code, and Bank may collect, receive and realize upon the Series 2006 D Bond or any part thereof.  Additionally, Bank may exercise any and all rights and remedies available against Pledgor upon default to a secured party under Missouri law and the Uniform Commercial Code.

5.           Waivers by Pledgor.  None of the following acts or things (which Bank is authorized to do or not to do with or without notice to Pledgor) shall in any way affect or impair the security interest herein granted or Pledgor’s liabilities and obligations hereunder:  (a) any extension or renewal (whether or not for longer than the original period) of any or all of the Obligations; (b) any change in the terms of payment or other terms of any or all of the Obligations, or any substitution or exchange of any evidence of any or all of the Obligations or collateral therefore, or any release of any collateral for any or all of the Obligations; (c) the failure or neglect to protect or preserve any Obligation or any collateral therefore, or to exercise any right which may be available to Bank by law or agreement prior to or after an Event of Default or any delay in doing any of the foregoing; (d) the failure or neglect to ascertain or assure that the proceeds of any loan to Borrower are used in any particular manner; and (e) the application or failure to apply in any particular manner any payments or credits upon the Obligations.

6.           Miscellaneous.  (a) This Agreement can be waived, modified, amended, terminated or discharged, and the Series 2006D Bond can be released only explicitly in a writing signed by Bank.  (b) This Agreement shall terminate upon payment in full of the Obligations or cancellation of the Series 2006D Bond.  Upon the payment in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Series 2006D Bond as shall not have been sold or otherwise applied pursuant to the terms hereof.  (c) Pledgor will reimburse Bank for all expenses, including legal fees, incurred by Bank in the protection, defense or enforcement of this Agreement, including expenses incurred in any litigation or bankruptcy or insolvency proceedings of Pledgor.  (d) This Agreement shall be binding upon and inure to the benefit of Pledgor and Bank and their respective representatives, successors and assigns and shall take effect when signed by Pledgor and delivered to Bank.  (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED, ENFORCED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

7.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.           Time of the Essence.  Time is of the essence in the interpretation of this Agreement.

9.           Bank Appointed Attorney-in-Fact.  Pledgor hereby appoints Bank Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time during the pendency of an Event of Default in Bank’s discretion to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any interest payment or other distribution in respect of the Series 2006D Bond or any part thereof and to give full discharge for the same.

10.           Counterparts/Facsimile.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE TO FOLLOW]

Agreed to this 30th day of October, 2009.

DCI, INC. By: _________________________________ Name: _______________________________ Title: ________________________________

UMB BANK, N.A. By: _________________________________ Name: _______________________________ Title: ________________________________